TEXAS UTILITIES ELECTRIC COMPANY

                       OFFER TO EXCHANGE FOR ANY OR ALL OF ITS

                                      6,613,700
                         $1.805 Depositary Shares, Series B,
                            each representing 1/4 share of
                           $7.22 Cumulative Preferred Stock

                                        either

               TU ELECTRIC CAPITAL I                  or Cash Only
         8.25% Trust Originated Preferred       in the amount of $27.25
            Securities(SM) (TOPrS(SM))
        (liquidation preference $25.00 per
                Preferred Security
      and guaranteed to the extent set forth
                 in the Prospectus
       by Texas Utilities Electric Company)
                plus $2.25 in cash


                                                           November 7, 1995

          To Our Clients:


             Enclosed for your consideration are the Prospectus dated November 7, 1995 (the "Prospectus") and the related Letter of Transmittal (which together constitute the "Offer") in connection
          with  the   Offer  by  Texas  Utilities   Electric  Company  (the
          "Company") to exchange any and all of its $1.805 Depositary Shares, each representing 1/4 share of $7.22 Cumulative Preferred Stock (the "Depositary Shares"), that are validly tendered and accepted for exchange pursuant to the Offer for either 8.25% Trust Originated Preferred Securities (TOPrS)(the "Preferred Securities") of TU Electric Capital I (the "Trust") plus a cash component in the amount per Depositary Share specified above or for cash only in the amount per Depositary Share specified above. In connection with the Offer, the Company will deposit in the Trust as trust assets its 8.25% Junior Subordinated Debentures due 2030 as set forth in the Prospectus.

             We are the  holder of record of Depositary Shares held for your
          account.   A tender of such Depositary Shares can be made only by
          us as the  holder of  record and pursuant  to your  instructions.
          The  Letter  of  Transmittal   is  furnished  to  you  for   your
          information only and cannot be used by you to tender Depositary Shares held by us for your account.

             We request instructions as to whether you wish us to tender any or all of the Depositary Shares held by us for your account, and as to whether you wish to receive Preferred Securities plus a cash component or cash only, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of
          Transmittal.   We  also request  that you  designate, in  the box
          captioned  "Soliciting   Tenders",  any  Soliciting   Dealer  who
          solicited your tender of Depositary Shares.

               Your attention is invited to the following:

             1. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on December 6, 1995, unless the Offer is extended.

             2. The Company expressly reserves the right to (i) extend, amend or modify the terms of the Offer with respect to the Depositary Shares in any manner and (ii) withdraw or terminate the Offer with respect to the Depositary Shares and not accept for exchange any Depositary Shares, at any time prior to the Expiration Date with respect to the Depositary Shares for any reason, including (without limitation) if fewer than 100,000 Depositary Shares would remain outstanding upon acceptance of those tendered in the Offer (which condition may be waived by the
          Company).   Any amendment applicable  to the Offer  will apply to
          all  Depositary  Shares tendered  pursuant  to  the  Offer.   The
          minimum period during which the Offer must remain open following material changes in the terms of the Offer or the information concerning the Offer, other than a change in the percentage of securities sought or the price, depends upon the facts and circumstances, including the relative materiality of such terms
          or  information.   See  THE EXCHANGE  OFFER  - "Expiration  Date;
          Extensions; Amendments; Termination" in the Prospectus.
          ______________________
             (SM) "Trust Originated  Preferred Securities"  and "TOPrS"  are
                  service marks of Merrill Lynch & Co.

             3. Any stock transfer taxes applicable to the exchange of Depositary Shares pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

             Please note that a Questions and Answers booklet is enclosed for your information.

             If you wish to have us tender any or all of your Depositary Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part
          hereof.    An  envelope to  return  your  instructions  to us  is
          enclosed.  If you authorize tender of your Depositary Shares, all
          such  Depositary   Shares  will  be   tendered  unless  otherwise
          specified  on  the detachable  part  hereof.   Your  instructions
          should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

               THE OFFER  IS  NOT BEING  MADE  TO,  NOR WILL  TENDERS  BE
             ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF DEPOSITARY SHARES IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. IN THOSE JURISDICTIONS THE LAWS OF WHICH REQUIRE THAT THE OFFER BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF THE TRUST BY MERRILL LYNCH & CO., GOLDMAN, SACHS & CO., LEHMAN BROTHERS INC. AND SMITH BARNEY INC. OR ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.


                        Instructions with Respect to the Offer

             The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated November 7, 1995 and the related Letter of Transmittal in connection with the Offer by the Company to exchange Preferred Securities plus a cash component or cash only for Depositary Shares that are validly tendered and accepted for exchange.

             This will instruct you to tender the number of Depositary Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.


                             Preferred Securities Tender

             [ ] By checking this box, all Depositary Shares held by you for our account will be tendered in the Offer in exchange for Preferred Securities plus a cash component. If fewer than all Depositary Shares are to be so tendered, we have checked the box and indicated below the aggregate number of Depositary Shares to be tendered by you. _______________shares(1)


                                   Cash Only Tender

             [ ] By checking this box, all Depositary Shares held by you for our account, will be tendered in the Offer in exchange for cash only. If fewer than all Depositary Shares are to be so tendered, we have checked the box and indicated below the aggregate number of Depositary Shares to be tendered by you. _______________shares(1)

          ____________________

          1. Unless otherwise indicated, it will be assumed that all Depositary Shares held byy us for your account are to be so tendered.

             Please designate in the box below any Soliciting Dealer who solicited your tender.


                                  SOLICITED TENDERS

             The undersigned represents that the Soliciting Dealer who solicited and obtained this tender is:


          ---------------------------------------------------------------

          Name of Firm: ______________________________________________
                                    (Please Print)

          Name of Individual Broker or
           Financial Consultant: _____________________________________

          Identification Number (if known): __________________________

          Address: ___________________________________________________

          ____________________________________________________________
                                  (Include Zip Code)

                                      SIGN HERE

          ______________________________     ____________________________
             Signature(s)

          ______________________________     ____________________________


          ______________________________     ____________________________


          ______________________________     ____________________________
          Please print name(s) and
          address(es) here


          Dated: _________________